POWER OF ATTORNEY

STATE OF ALABAMA
COUNTY OF JEFFERSON

       The undersigned director of Vulcan Materials Company, a New Jersey corporation, hereby nominates, constitutes and appoints Michael R. Mills, Jerry
F. Perkins Jr., C. Samuel Todd and Jeanne Barlow, or any of them, the true and lawful attorneys of the undersigned to prepare, based on information provided by said director, and sign the name of the undersigned to (1) any Form 3 required to be filed with the Securities and Exchange Commission (the "SEC") under the
Securities and Exchange Act of 1934, as amended (the "Exchange Act"), for and on behalf of said director; (2) any Form 4 required to be filed with the SEC under the Exchange Act, for and on behalf of said director and any and all amendments to said reports; and (3) any Form 5 of said director to be filed with the SEC under the Exchange Act, for and on behalf of said director and any and all amendments to said reports.

       The undersigned hereby grants to said attorneys full power of substitution, resubstitution and revocation, all as fully as the undersigned could do if personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.

       IN WITNESS WHEREOF, the undersigned director of Vulcan Materials Company has executed this Power of Attorney this 14th day of February, 2017.


/s/ David P. Steiner
David P. Steiner